Exhibit 5.1

[Blank Rome LLP Letterhead]

May 13, 2008

NCO Group, Inc.

507 Prudential Road

Horsham, Pennsylvania 19044

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to NCO Group, Inc., a Delaware corporation (“NCO”), and each of the subsidiaries of NCO listed on Schedule A attached hereto (collectively, the “Guarantors” and, together with NCO, the “Registrants”) in connection with the preparation and filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (as may be amended or supplemented from time to time, the “Registration Statement”) relating to the registration of an indeterminate amount of (i) NCO’s Floating Rate Senior Notes due 2013 and NCO’s 11.875% Senior Subordinated Notes due 2014 (collectively, the “Notes”) and (ii) the guarantees by the Guarantors of the Notes (the “Guarantees”), in each case to be offered solely for market-making purposes by an affiliate of NCO. The Notes and Guarantees were issued under the Indentures dated as of November 15, 2006 (as amended, supplemented or otherwise modified, the “Indentures”), by and among NCO, the Guarantors and The Bank of New York, as trustee (the “Trustee”). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of SEC Regulation S-K. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indentures.

As a basis for rendering the opinions contained herein, we have examined only the following documents: (i) the Registration Statement, (ii) the Indentures, (iii) the Notes, and (v) resolutions of the boards of directors of NCO and the Guarantors. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the correctness of all statements of fact contained in the documents examined. We have not performed any independent investigation other than the document examination described above.

The opinions expressed herein are limited to the laws of the States of New York, Delaware, New Jersey and Maryland and the Commonwealth of Pennsylvania in effect on the

One Logan Square 18th & Cherry Streets Philadelphia, PA 19103

www.BlankRome.com

Delaware    •    Florida    •    New Jersey    •    New York    •    Ohio    •    Pennsylvania    •    Washington, DC    •    Hong Kong

May 13, 2008

date hereof, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. Insofar as our opinion pertains to matters of (i) Georgia law we have relied exclusively on the opinion of Kilpatrick Stockton LLP dated as of the date hereof; (ii) Nevada law we have relied exclusively on the opinion of The Stewart Law Firm dated as of the date hereof; (iii) California law we have relied exclusively on the opinion of Musick, Peeler & Garrett LLP dated as of the date hereof; (iv) Arizona law we have relied exclusively on the opinion of Fennemore Craig, P.C. dated as of the date hereof; (v) Wisconsin law we have relied exclusively on the opinion of Quarles & Brady LLP dated as of the date hereof; and (vi) Missouri law we have relied exclusively on the opinion of Bryan Cave LLP dated as of the date hereof.

For the purpose of this opinion letter, we have assumed that the Indentures have been duly authorized, executed and delivered by, and represent valid and binding obligations of, the Trustee.

Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

(i) the Notes constitute binding obligations of NCO; and

(ii) the Guarantees constitute binding obligations of each of the respective Guarantors.

The opinions expressed herein are subject to applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including concepts of materiality, principles of commercial reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions expressed herein are given as of the date hereof. We assume no obligation to update or supplement the opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur. The opinions are strictly limited to the matters stated herein and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus, which is part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

May 13, 2008

Very truly yours,

/s/ Blank Rome LLP
BLANK ROME LLP

Schedule A

List of Guarantors

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
AC Financial Services, Inc.	Delaware
ALW Financial, Inc. f/k/a ALW Investment Company, Inc.	Delaware
AssetCare, Inc.	Georgia
Compass International Services Corporation	Delaware
Compass Teleservices, Inc.	New Jersey
FCA Funding, Inc.	Delaware
FCA Leasing, Inc.	Delaware
JDR Holdings, Inc.	Delaware
NCO ACI Holdings, Inc. f/k/a AssetCare, Inc.	Georgia
NCO Customer Management, Inc. f/k/a RMH Teleservices, Inc.	Pennsylvania
NCO Financial Systems, Inc.	Pennsylvania
NCO Funding, Inc.	Delaware
NCO Group International, Inc.	Delaware
NCO Holdings, Inc. f/k/a Management Adjustment Bureau Funding, Inc.	Delaware
NCO Portfolio Management, Inc. f/k/a NCPM Acquisition Corporation	Delaware
NCO Support Services, LLC	Delaware
NCO Teleservices, Inc.	Pennsylvania
NCOCRM Funding, Inc.	Delaware
NCOP I, Inc. d/b/a NCO Portfolio Management	Nevada
NCOP II, Inc. d/b/a NCO Portfolio Management	Nevada
NCOP III, Inc. d/b/a NCO Portfolio Management	Nevada
NCOP IV, Inc. d/b/a NCO Portfolio Management	Nevada
NCOP V, Inc. d/b/a NCO Portfolio Management	Nevada
NCOP VI, Inc. d/b/a NCO Portfolio Management	Nevada
NCOP VII, Inc. d/b/a NCO Portfolio Management	Nevada
NCOP VIII, LLC	Nevada
NCOP IX, LLC	Nevada
NCOP Capital Resource, LLC	Nevada
NCOP Financing, Inc.	Delaware
NCOP/Marlin, Inc.	Nevada
NCOP Nevada Holdings, Inc.	Nevada
NCOP Services, Inc.	Maryland
RMH Teleservices Asia Pacific, Inc.	Delaware
Asset Recovery & Management Corp.	Wisconsin
Coast to Coast Consulting, LLC	Delaware
Greystone Business Group, LLC	Delaware
Gulf State Credit, L.L.C.	Delaware
Jennifer Loomis & Associates, Inc.	Arizona
North Shore Agency, Inc.	New York
Old OSI LLC	Delaware

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
OSI Collection Services, Inc.	Delaware
OSI Education Services, Inc.	Wisconsin
OSI Outsourcing Services International, Inc.	Wisconsin
OSI Outsourcing Services, Inc.	Delaware
OSI Portfolio Services, Inc.	Delaware
OSI Recovery Solutions, Inc.	Delaware
OSI SPE LLC	Delaware
OSI Support Services, Inc.	Wisconsin
Outsourcing Solutions Inc.	Delaware
Pacific Software Consulting, LLC	Delaware
PAE Leasing, LLC	Delaware
Payco American International Corp.	Wisconsin
Perimeter Credit, L.L.C.	Delaware
Professional Recoveries Inc.	Wisconsin
Qualink, Inc.	Wisconsin
Transworld Systems Inc.	California
Union Settlement Administrator, Inc.	Delaware
Union Settlement Administrator Holdco, Inc.	Delaware
University Accounting Service, LLC	Wisconsin
Credit Receivables Corporation I	Delaware
Systems & Services Technologies, Inc.	Delaware
Tempest Recovery Services, Inc.	Missouri
NCOP X, LLC	Nevada